EXHIBIT 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Offering Statement on Form 1-A of Masterworks Vault 3, LLC of our report dated April 1, 2026, relating to the consolidated financial statements of the Company as a whole and each listed Series as of December 31, 2025 and 2024 and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Offering Statement.

/s/ AGD Legal, S. C.

Cancun, Quintana Roo
October 20, 2026